SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934

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GEORESOURCES, INC.
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(Name of Registrant as Specified in its Charter)

NONE
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 18, 2007

TO OUR SHAREHOLDERS:

You are cordially invited to attend our Annual Meeting of Shareholders to be held on Tuesday, November 6, 2007, at 1:00 p.m. Mountain Standard Time, at 1625 Broadway, Suite 1600, Denver, Colorado 80202.  The other directors and officers join me in extending this invitation.

The formal matters to be acted upon at the meeting are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.  In addition to the formal issues, a brief report of our operations will also be presented.

It is very important that your shares are represented at the meeting.  If you are unable to attend the meeting but have questions or comments about our operations, we would like to hear from you.

The form of proxy is enclosed.  To assure that your shares will be voted at the meeting, please complete and sign the enclosed postage paid proxy, and return it promptly. No additional postage is required if mailed in the United States.  Submitting your proxy will not affect your right to vote in person if you attend the meeting.

Sincerely,

GEORESOURCES, INC.

/s/ Frank A. Lodzinski

FRANK A. LODZINSKI
President and Chief Executive Officer

GeoResources, Inc.
110 Cypress Station Drive, Suite 220
Houston, Texas 77090-1629
___________________________________________________

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
To be held on November 6, 2007
___________________________________________________

TO OUR SHAREHOLDERS:

The 2007 Annual Meeting (the “Meeting”) of Shareholders of GeoResources, Inc. will be held at 1625 Broadway, Suite 1600, Denver, Colorado, on Tuesday, November 6, 2007, at 1:00 p.m., Mountain Standard Time, for the following purposes:

1.  To elect seven directors for the ensuing year;

2.  To approve an amendment to Article IX of the Articles of Incorporation to eliminate cumulative voting in the election of directors;

3.  To approve an amendment to our Articles of Incorporation to reduce voting requirements of shareholders in certain matters required by the Colorado Business Corporation Act, from a two-thirds vote of the outstanding voting shares to a majority vote of the outstanding shares; and

4.  To consider and act upon such other matters as may properly come before the Meeting and any adjournments thereof.

Only shareholders of record at the close of business on October 15, 2007, are entitled to notice of and to vote at the meeting.

Shareholders are requested to sign and date the enclosed proxy, and return it to our offices.  The proxy requires no postage if mailed in the United States.

By Order of the Board of Directors.

/s/ Cathy Kruse

CATHY KRUSE
Corporate Secretary
October 18, 2007

TABLE OF CONTENTS

Page #

INFORMATION CONCERNING SOLICITATION AND VOTING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	3
CHANGE IN CONTROL	6
PROPOSAL NUMBER 1	8
ELECTION OF DIRECTORS	8
BOARD OF DIRECTORS	11
CODE OF ETHICS	14
COMPENSATION AND OTHER TRANSACTIONS	15
PROPOSAL 2	18
AMENDMENT TO THE ARTICLES OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING	18
PROPOSAL 3	20
TO AMEND OUR ARTICLES OF INCORPORATION TO REDUCE VOTING REQUIREMENTS OF SHAREHOLDERS IN MATTERS REQUIRED BY THE COLORADO BUSINESS CORPORATION ACT FROM A TWO-THIRDS VOTE OF THE OUTSTANDING VOTING SHARES TO A MAJORITY VOTE OF THE OUTSTANDING SHARES	20
INDEPENDENT PUBLIC ACCOUNTANTS	21
PRINCIPAL ACCOUNTANT FEES AND SERVICES	22
AUDIT COMMITTEE REPORT	22
SHAREHOLDER PROPOSALS	24
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS	24
OTHER BUSINESS	25
ACCOMPANYING DOCUMENTS TO SHAREHOLDERS	25
AVAILABILITY OF REPORT ON FORM 10-KSB	25

GeoResources, Inc.
110 Cypress Station Drive, Suite 220
Houston, Texas 77090-1629

PROXY STATEMENT
Annual Meeting of Shareholders To Be Held On November 6, 2007
----------------------------------------------------

INFORMATION CONCERNING SOLICITATION AND VOTING

The accompanying proxy is solicited by our Board of Directors for use at our Annual Meeting of Shareholders to be held at 1:00 p.m. Mountain Standard Time on Tuesday, November 6, 2007, at 1625 Broadway, Suite 1600, Denver, Colorado, and for the following purposes:

1.  To elect seven directors for the ensuing year;

2.  To approve an amendment to Article IX of the Articles of Incorporation to eliminate cumulative voting in the election of directors;

3.  To approve an amendment to our Articles of Incorporation to reduce voting requirements of shareholders in matters required by the Colorado Business Corporation Act, from a two-thirds vote of the outstanding voting shares to a majority vote of the outstanding shares; and

4.  To consider and act upon such other matters as may properly come before the Meeting and any adjournments thereof.

The cost of soliciting proxies, including the preparation, assembly, and mailing of the proxies and solicitation material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by us.  Directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of revocation to our Secretary or by attending the meeting and voting in person.  At any time before the vote on a proposal, you can change your vote either by giving our Secretary a written notice revoking your proxy or by signing, dating, and returning to us a new proxy.  We will honor the proxy with the latest date.  If the enclosed proxy is executed properly and returned in time to be voted at the meeting, the shares represented will be voted as instructed.  Proxies which are signed but which lack any voting instructions will be voted in favor of the slate of directors proposed by the Board of Directors and will be deemed to grant discretionary authority to vote upon any other matters properly before the meeting.

If your shares are held in “street name” by your broker, a bank, or other nominee, you will probably receive this proxy statement from them with instructions for voting your shares.  Please respond quickly so that they may represent you.

If your shares are held in the name of a broker, bank or other nominee, and you do not tell that person how to vote your shares (so-called “broker non-votes”), that person can vote them as it sees fit only on matters that self regulatory organizations determine to be routine.  Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

The mailing address of our principal executive office is 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629.  This Proxy Statement and the accompanying proxy card were mailed to our shareholders on or about October 18, 2007.

Our Board of Directors fixed October 15, 2007 as the record date for the determination of shareholders entitled to vote at the meeting.  Persons who were not shareholders on that date will not be allowed to vote at the meeting.

At the close of business on October 15, 2007, there were issued and outstanding 14,703,383 shares of our common stock, our only outstanding class of voting equity securities.  A majority of the shares of common stock outstanding must be represented at the meeting in person or by proxy to constitute a quorum transaction of the business that is properly brought before the meeting.  On matters other than the election of directors, holders of the common stock are entitled to one vote per share held as of the record date.  With respect to the election of directors, each holder of common stock is entitled to cumulative voting rights, that is, to cast all of his or her votes (determined by multiplying the number of shares owned by the total number of other directors to be elected) for any one nominee or to distribute his or her votes among any two or more nominees.  There are no conditions precedent to the exercise of cumulative voting rights.  Discretionary authority to cumulate votes in the election of directors is solicited in this Proxy Statement.

In the election of directors, the seven nominees with the highest number of votes cast in their favor will be elected as directors to our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table shows the number of shares of our common stock beneficially owned as of October 15, 2007 by:

•	each person whom we know beneficially owns more than 5% of our common stock;

•	each director, and the two new nominees proposed to be elected to our Board of Directors at the Annual Meeting;

•	each of our executive officers; and

•	our directors and executive officers as a group.

	Common Shares Beneficially Owned
Names and Addresses of Beneficial Owner (1)	Number	Percent

Frank A. Lodzinski (2) (3) (4) 110 Cypress Station Drive, Suite 220 Houston, Texas 77090	5,179,975	35.2%

Collis P. Chandler, III (5) 475 Seventeenth Street, Suite 1210 Denver, Colorado 80202	1,620,711	11.0%

Christopher W. Hunt 200 Fillmore Street, No. 408 Denver, Colorado 80206	35,000	*

Jay F. Joliat (6) 36801 Woodward Avenue, Suite 301 Birmingham, Michigan 48009	307,535	2.1%

Scott R. Stevens (7) 301 South College Street, 12th Floor Charlotte, North Carolina 28288	0	*

Michael A. Vlasic (4) 38710 Woodward Avenue Bloomfield Hills, Michigan 48304	5,022,018	34.2%

Nick L. Voller 222 University Avenue Williston, North Dakota 58801	0	*

	Common Shares Beneficially Owned
Names and Addresses of Beneficial Owner (1)	Number	Percent
Francis M. Mury (8) 110 Cypress Station Drive, Suite 220 Houston, Texas 77090	100,000	*

Robert J. Anderson (9) 110 Cypress Station Drive, Suite 220 Houston, Texas 77090	65,528	*

Howard E. Ehler (10) 110 Cypress Station Drive, Suite 220 Houston, Texas 77090	60,053	*

All executive officers and directors as a group (ten persons)(11)	7,322,822	49.8%

Wachovia Capital Partners 2005, LLC (7) 301 South College Street, 12th Floor Charlotte, North Carolina 28288	1,888,560	12.8%

Vlasic FAL, L.P. (4) 110 Cypress Station Drive, Suite 220 Houston, Texas 77090	5,022,018	34.2%

Chandler Energy, LLC (5) 475 Seventeenth Street, Suite 1210 Denver, Colorado 80202	1,620,711	11.0%

* Less than 1%

(1)	Unless otherwise indicated, the shares are held directly in the names of the named beneficial owners and each person has sole voting and sole investment power with respect to the shares.

(2)	Includes 65,957 shares of common stock owned by Mr. Lodzinski.

(3)
Includes 92,000 shares of common stock held in the name of VL Energy, L.L.C. pursuant to a shareholders agreement with certain former employees of Southern Bay Oil & Gas, L.P.  Mr. Lodzinski is the sole shareholder of VL Energy, L.L.C.  VL Energy, L.L.C. currently shares the right to dispose of those shares with each employee that is ultimately entitled to his or her portion of the 92,000 shares.

(4)
Pursuant to the Schedule 13D filed by Vlasic FAL, L.P., Vlasic FAL, L.P., a Texas limited partnership, is managed by VL Energy L.L.C., a Texas limited partnership and general partner.  All of the membership interests of VL Energy L.L.C. are owned by Frank A. Lodzinski.  Mr. Lodzinski and Mr. Vlasic indirectly own all of the limited partnership interests of Vlasic FAL L.P., through limited liability companies that they control, and that each of Mr. Lodzinski and Mr. Vlasic own in part, with the remaining owners consisting primarily of family members.  The entity controlled by Mr. Vlasic that is the limited partner of Vlasic FAL, L.P. has the right to remove the general partner at any time.  Vlasic FAL,

L.P. directly owns 5,022,018 shares of the Company, or 34.2% of the issued and outstanding common stock of the Company.  Based on the legal structure of Vlasic FAL, L.P., Mr. Lodzinski and Mr. Vlasic are beneficial owners of all of the shares of common stock held by Vlasic FAL, L.P., and share the right to vote and dispose of these shares.

(5)
Includes 1,595,711 shares of common stock held in the name of Chandler Energy, LLC, which is solely owned by Mr. Chandler.  Includes 25,000 shares that are held by Chandler Energy, LLC pursuant to a shareholders agreement with certain former employees of Chandler Energy, LLC.

(6)
Includes 123,485 shares of common stock owned directly by Mr. Joliat and 184,050 shares of common stock which is owned through trusts of which Mr. Joliat is trustee. Includes 25,063 shares of common stock owned by Mr. Joliat’s wife.

(7)
Mr. Stevens is a member of the managing member of Wachovia Capital Partners 2005, LLC, which owns 1,888,650 shares of the GeoResources’ common stock. Mr. Stevens disclaims beneficial ownership of all such securities, except to the extent of his pecuniary interest therein.  These securities may be deemed to be beneficially owned by (a) WCP Management Company 2005, LLC, the managing member of Wachovia Capital Partners 2005, LLC, and (b) Scott B. Perper, the managing member of WCP Management Company 2005, LLC. Mr. Perper disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(8)	Includes 14,000 shares of common stock that have not yet vested pursuant to a shareholders agreement between Mr. Mury, Southern Bay Oil & Gas, L.P. and VL Energy, L.L.C.

(9)
Includes 21,304 shares of common stock held by Mr. Anderson in an Individual Retirement Account and includes 16,000 shares of common stock that have not yet vested pursuant to a shareholders agreement between Mr. Anderson, Southern Bay Oil & Gas, L.P. and VL Energy, L.L.C.

(10)
Includes 4,261 shares of common stock held by Mr. Ehler in an Individual Retirement Account and includes 16,000 shares of common stock that have not yet vested pursuant to a shareholders agreement between Mr. Ehler, Southern Bay Oil & Gas, L.P. and VL Energy, L.L.C.

(11)
This number includes only the 5,022,018 shares of common stock in the name of Vlasic FAL, L.P. once, in which Mr. Vlasic and Mr. Lodzinski may be each considered beneficial owners of those shares.  Additionally, this number only counts the shares of common stock once that have not vested for Mr. Anderson, Mr. Ehler and Mr. Mury, who share control of these shares with Mr. Lodzinski until they have vested.

CHANGE IN CONTROL

On April 17, 2007, GeoResources, Inc. (the “Company”) completed the transactions in which Southern Bay Oil & Gas, L.P. (“Southern Bay”) and PICA Energy, LLC (“PICA”) were merged with two subsidiaries of the Company (the “Mergers”) pursuant to a Plan and Agreement of Merger dated September 14, 2006 (the “Merger Agreement”).  The Merger Agreement provided in substance for the mergers of the business of Southern Bay and Chandler Energy, LLC (“Chandler”), two independent oil and gas entities, into two subsidiaries of the Company. To accomplish the merger with Chandler’s business, Chandler transferred all but a small portion of its business and assets to PICA on April 17, 2007, and PICA was immediately merged into the Company’s wholly owned subsidiary, Chandler Acquisition, LLC.  Southern Bay was a private oil and gas exploration and production limited partnership with properties located primarily along the Texas and Louisiana Gulf Coast, operating out of Houston, Texas.  Chandler was a private oil and gas exploration and production limited liability company, with properties located primarily in Colorado, Michigan and Utah, operating out of Denver, Colorado.  Prior to the Mergers, none of Southern Bay, Chandler, the Yuma Working Interests owners or their affiliates had any material relationship with the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer.

The Mergers resulted in a change of control of the Company, as our Board of Directors and executive officers now consist mostly of persons formerly affiliated with Southern Bay and Chandler.

In the Mergers, the Company issued a total of 10,690,000 shares of its common stock, representing approximately 74.3% of the outstanding common stock at the time, consisting of (a) 8,263,000 shares to the partners of Southern Bay in exchange for 100% of the partnership interests of Southern Bay, (b) 1,931,000 shares to the members of Chandler in exchange for 100% of the membership interests of PICA, and (c) 496,000 shares in exchange for certain working interests in a Chandler operated oil and gas project in northeastern Colorado (the “Yuma Working Interests”).

Other than as occurred on April 17, 2007 pursuant to the Merger Agreement, the Company is not aware of any agreements or understandings among Southern Bay, Chandler, the Yuma Working Interest owners or their affiliates or associates with respect to the election of directors of the Company.

In connection with the Mergers, the Company issued 5,022,018 shares of its common stock to Vlasic FAL, L.P. in exchange for its limited partnership interests in Southern Bay.  These shares constituted 34.2% of the outstanding shares of the common stock of the Company as of April 17, 2007.  Vlasic FAL, L.P. is a limited partnership which is controlled by Frank A. Lodzinski and Michael A. Vlasic and therefore, both of these persons may be deemed to be the beneficial owner of the shares held of record by Vlasic FAL, L.P.  In addition, in connection with the Mergers, Mr. Lodzinski was issued directly 65,957 shares of Company common stock in exchange for his limited partnership interests in Southern Bay (.4% of the outstanding shares), and he has voting control over another 534,534 shares of common stock of the Company owned by Southern Bay employees (3.6% of the outstanding shares).  By virtue of their respective beneficial ownership positions of the common stock of the Company, Messrs. Lodzinski and Vlasic may be deemed to have acquired control of the Company on April 17, 2007.

Also, pursuant to the Merger Agreement, the number of the Board of Directors of the Company was increased from six to seven.

Simultaneously with the closing of the Mergers and pursuant to the Merger Agreement, Jeffrey P. Vickers, Cathy Kruse, H. Dennis Hoffelt, Paul A. Krile and Duane Ashley resigned from their positions on the Board of Directors and appointed Frank A. Lodzinski, Collis P. Chandler, III, Christopher W. Hunt, Jay F. Joliat, Scott R. Stevens and Michael A. Vlasic as directors of the Company.  Nick L. Voller continues as a director of the Company.  There is no family relationship between or among the executive officers and directors of the Company or the nominees to the Board of Directors as disclosed in this Proxy Statement.

The Company is not aware of any arrangements which may at a future date result in a change of control of the Company.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Our Articles of Incorporation provide that the number of directors shall not be less than three nor more than ten.  Our Bylaws allow the Board of Directors to set the number of directors subject to our Articles of Incorporation’s parameters.  In the election of directors, each proxy will be voted for each of the nominees listed in the table below (with discretionary authority to cumulate votes) unless the proxy withholds authority to vote for one or more of the nominees. If elected, each nominee will serve until the next annual meeting of shareholders and until his successor shall be duly elected and shall qualify.

If, prior to the meeting, it should become known to the Board of Directors that any one of the nominees named below will be unable to serve as a director after the meeting, the proxy will be voted for substitute nominee(s) selected by the Board of Directors.  The Board has no reason to believe that any of the nominees will be unable to serve.  In the election of directors, the number of nominees equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the Board of Directors.

The following table provides certain information with respect to our nominees for directors.

NAME OF NOMINEE	AGE	CURRENT POSITION(S) WITH THE COMPANY	DIRECTOR SINCE

Frank A. Lodzinski	58	President, Chief Executive Officer and Director (1)	2007

Collis P. Chandler, III	38	Executive Vice President and Chief Operating Officer Northern Region and Director (1)	2007

Christopher W. Hunt	39	Director (2) (3) (4)	2007

Jay F. Joliat	51	Director (2) (3) (4)	2007

Scott R. Stevens	34	Director (1) (3) (4)	2007

Michael A. Vlasic	47	Director (1)	2007

Nick L. Voller	55	Director (5)	2004

(1)	Member of the Executive Committee.

(2)	Member of the Audit Committee.
(3)	Member of the Nominating Committee.
(4)	Member of the Compensation Committee.
(5)	Member of the Audit Committee since 2004.

Frank A. Lodzinski, age 58, has over 35 years of oil and gas industry experience. In 1984, he formed Energy Resource Associates, Inc., which acquired management and controlling interests in oil and gas limited partnerships, joint ventures and producing properties. Certain partnerships were exchanged for common shares of Hampton Resources Corporation in 1992, which Mr. Lodzinski joined as a director and President. Hampton was sold in 1995 to Bellwether Exploration Company for $35 million. In 1996, he formed Cliffwood Oil & Gas Corp. and in 1997, Cliffwood shareholders acquired controlling interests in Texoil, Inc. In 2001, Texoil, Inc. was sold to Ocean Energy, Inc. for $135 million. In 2001, Mr. Lodzinski was appointed CEO and President of AROC, Inc. to direct the restructuring and ultimate liquidation of that company.  In 2003, AROC Inc. completed a $71 million monetization of oil and gas assets with an institutional investor and began a plan of liquidation in 2004. As part of that liquidation, Mr. Lodzinski was responsible for and oversaw petitions for liquidation under Federal bankruptcy laws, of two AROC Inc. subsidiaries, Latex Petroleum Corporation, an Oklahoma corporation and Source Petroleum Inc., a Louisiana corporation. In 2004, Mr. Lodzinski formed Southern Bay Energy, LLC, the General Partner of Southern Bay, which acquired the residual assets of AROC, Inc., and he has served as President of Southern Bay Energy LLC since its formation. He is a certified public accountant and holds a BSBA Degree in Accounting and Finance from Wayne State University in Detroit, Michigan.

Collis P. Chandler, III, age 38, has been President and sole owner of Chandler Energy, LLC since its inception in July 2000. From 1988-2000, Mr. Chandler served as Vice President of The Chandler Company, a privately-held exploration company operating primarily in the Rocky Mountains. His responsibilities over the 12-year period included involvement in exploration, prospect generation, acquisition, structure and promotion as well as direct responsibility for all land functions including contract compliance, lease acquisition and administration. Mr. Chandler received a Bachelor's of Science Degree from the University of Colorado, Boulder in 1992.

Christopher W. Hunt, age 39, has been a founder and President of Knightsbridge Capital, LLC, a private investment firm in Denver, Colorado, since 2002.  Prior to founding Knightsbridge Capital, Mr. Hunt served as a Vice President at the Anschutz Corporation, from 1997 to 2001, where he provided financial, investment and merger and acquisition services for the company's investment portfolio and served in the Denver and London, England, offices.  Previously, Mr. Hunt served in the private investment group of Bechtel Enterprises in San Francisco, California from 1996 to 1997. Mr. Hunt holds a Bachelor's Degree from Yale University (1990) and a Master's Degree in Business from the J.L. Kellogg School of Management at Northwestern University (1995).

Jay F. Joliat, age 51, has, for more than the past five years, been an independent investor and developer in commercial, industrial and garden style apartment real estate and development, residential home building, restaurant ownership and management, as well as venture private equity in generic pharmaceuticals, medical devices and oil and gas. He previously formed and managed his own investment management company early in his career and was formerly employed by E.F. Hutton and Dean Witter Reynolds. He holds a Bachelor of Arts Degree in Management and Finance from the Oakland University (1982) and was awarded a Certified Investment Management Analyst certificate in 1983 after completion of the IMCA program at the Wharton School of Business of the University of Pennsylvania. From 1996 through 2003, Mr. Joliat served on the Board of Directors of Caraco Pharmaceutical Laboratories Ltd., a company with a class of equity securities registered under the

Securities Exchange Act of 1934, and served in various capacities on the audit, executive and compensation committees.

Scott R. Stevens, age 34, has served on the Board of Managers of Southern Bay Energy, LLC since March 2005. He is a Vice President of Wachovia Capital Partners, which he originally joined in 1999. Wachovia Capital Partners is the principal investing arm of the Wachovia Corporation, the fourth largest bank holding company in the United States. He is a graduate of the University of North Carolina at Chapel Hill and has an MBA from the Graduate School of Business at Stanford University.

Michael A. Vlasic, age 47, has served on the Board of Managers of Southern Bay Energy, LLC since its inception in 2004. He previously was a director of Texoil, Inc., a company with a class of equity securities registered under the Securities Exchange Act of 1934, where he served on the executive committee from 1997 until its sale to Ocean Energy Inc. in 2001. For more than the past five years he has been Chief Executive Manager of Vlasic Investments LLC. He is a graduate of Brown University.

Nick L. Voller, age 55, has been one of GeoResources’ directors since March 2004.  For over the past five years, he has been a partner with Voller Brakey Stillwell & Suess, P.C., a CPA firm located in Williston, North Dakota.  He is a 1972 graduate of the University of North Dakota.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE ABOVE NOMINEES.

BOARD OF DIRECTORS

During the fiscal year ended December 31, 2006, our Board of Directors held six meetings.  In addition, the Board acts from time to time by unanimous written consent in lieu of holding a meeting.  During the fiscal year ended December 31, 2006, the Board did not conduct any meetings by unanimous written consent.  Messrs. Ashley, Hoffelt, Vickers, Voller and Mrs. Kruse attended all of the board meetings.  Mr. Krile missed three board meetings.  As discussed above under Change in Control, all of those directors other than Mr. Voller resigned as part of the closing of the Merger Agreement on April 17, 2007.

While we do not have a formal policy regarding our Board members’ attendance at the Annual Meeting of Shareholders, we have historically scheduled a meeting of the Board of Directors on the same day as our Annual Meeting so our Board members typically attend the Annual Meeting of Shareholders.  In 2006, all members of our Board of Directors attended our Annual Meeting of Shareholders except Mr. Krile.

Independence of Directors

The rules of the Nasdaq Stock Market require that a majority of the Board of Directors be independent directors, as defined in Nasdaq Rule 4200(a)(15).  In March 2006 and April 2007, we reviewed the independence of our directors.  During these reviews, the Board of Directors considered transactions and relationships between each director, or any member of his family, and us and our subsidiaries.  As a result of this review, the Board of Directors has determined that a majority of the directors who have been nominated for election are independent under Nasdaq Rules.  Our independent directors are: Messrs. Hunt, Joliat, Stevens and Voller.

Committees of the Board of Directors

To assist it in carrying out its duties, the Board has delegated certain authority to an audit committee whose functions are described below:

Audit Committee

Member during 2006: Directors Voller (Chairman), Krile and Hoffelt
Members at April 17, 2007: Directors Joliat (Chairman), Hunt and Voller
Number of Meetings in 2006: 3

Functions:

-
Assists the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance;

-	Hires the independent auditors;

-	Monitors the independence and performance of the Company’s independent auditors and internal auditors;

-	Maintains, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent auditors; and

-	Oversees compliance with the Company’s policies for conducting business, including ethical business standards.

The Board of Directors adopted an Audit Committee Charter in 2000 and subsequently amended and restated the Charter in March, 2004, which is available on our website at www.georesourcesinc.com.

Our Board of Directors has determined that Mr. Voller qualified as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission.

Our Common Stock is quoted on the Nasdaq Market.  Pursuant to Nasdaq rules, the Audit Committee is to be comprised of three or more directors as determined by the Board of Directors, each of whom shall be “independent”.  Our Board of Directors has determined that all members of the Audit Committee are independent, as defined in the listing standards of the Nasdaq Stock Market and the rules of the SEC.

Compensation and Nominating Functions

During 2006, our Board of Directors did not maintain a nominating committee with respect to identifying, evaluating or recommending candidates for our Board of Directors, nor did it maintain a compensation committee to administer our compensation plans and oversee executive compensation.  Instead, these functions were performed by the full Board of Directors and without a charter.  Our Board did not maintain these committees for the following reasons:

-	We were a small company with only 13 full-time employees, 11 of whom were located in Williston, North Dakota, one in Westhope, North Dakota and one in Alzada, Montana.

-
Many boards of directors of large companies, due to the large number of directors they maintain, find it necessary to delegate their duties to committees in order to dispense their duties in an orderly fashion.  As a small company, our Board consisted of six directors.  Thus, the Board believed that it was not necessary or warranted for our Board to delegate duties to committees of the Board.

-
As four of our six directors were independent under applicable Nasdaq Stock Market rules, we believed that the nominating and compensation duties of the Board could be accomplished in a disinterested manner by our entire Board of Directors.

Upon the closing of the Mergers discussed above, our reconstituted Board of Directors determined that it would be in the best interest of the Company to establish a nominating committee, a compensation committee and an executive committee.  Thus, on April 17, 2007, we established a nominating committee, a compensation committee and an executive committee.

Nominating Committee

Members at April 17, 2007: Directors Stevens (Chairman), Hunt and Joliat
Number of Meetings in 2006: None.

On April 17, 2007, the Board of Directors adopted a resolution appointing a Nominating Committee comprised solely of directors who meet the independence requirements set forth in NASDAQ Rule 4200 and within the meaning of the rules and regulations of the Securities and Exchange Commission.  On July 9, 2007, the Board of Directors approved a charter for the Nominating Committee which is available on our website, www.georesourcesinc.com.  All of the research regarding director nominees for the 2007 annual meeting was performed by the entire Board of Directors sitting as a nominating committee prior to the April 17, 2007 formation of the Nominating Committee and the information was then referred to the Nominating Committee.  The Committee followed the Board’s previous policy of nominating board candidates based on whom they believe will be effective in serving the long-term interests of the Company and its shareholders.  Candidates were evaluated based upon their backgrounds and the need for any required expertise on the Board and its committees.  The director nominees were recommended by non-managerial directors and our Chief Executive Officer.  The nomination of the director nominees for the 2007 annual meeting was approved by a majority of the Nominating Committee, with the Board of Directors then ratifying the Committee’s recommendations.

Our Nominating Committee will consider a candidate for a director position proposed by a shareholder.  A candidate must be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board.  A shareholder wishing to propose a candidate for the Board’s consideration should forward the candidate’s name and information about the candidate’s qualifications to the GeoResources, Inc., Board of Directors, Nominating Committee, Attn: Chairman, at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629.  Submissions must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employer’s names and description of the employer’s business, educational background and any other biographical information that would assist the Nominating Committee in determining the qualifications of the individual.  The Nominating Committee will consider all candidates, whether recommended by shareholders or members of management.  The Nominating Committee will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the prior year’s annual meeting for nomination at that annual meeting.  However, we intend on conducting our 2008 Annual Meeting on the first or second Tuesday of June 2008.  Thus, recommendations should be received by the Board of Directors a reasonable time before the Company begins to print and send its proxy materials for its 2008 Annual Meeting, which is approximately 120 calendar days before the first Tuesday of June.  The Board will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.

Compensation Committee

Members at April 17, 2007: Directors Joliat (Chairman), Hunt and Stevens
Number of Meeting in 2006: None.

On April 17, 2007, the Board of Directors adopted a resolution appointing a Compensation Committee comprised solely of directors who meet the independence requirements set forth in NASDAQ Rule 4200 and within the meaning of the rules and regulations of the Securities and Exchange Commission.  This Committee was formed on April 17, 2007 and thus did not meet during 2006.  On July 9, 2007, the Board of Directors approved a charter for the Compensation Committee which is available on our website, www.georesourcesinc.com.  The primary function of this Committee is to review and approve executive compensation and benefit programs.  Additionally, this Committee approves the compensation of the Chief Executive Officer, Chief Financial Officer, and any other officers deemed appropriate.  The Compensation Committee does not anticipate utilizing any compensation consultants at this time.  Our Chief Executive Officer is expected to recommend to the Compensation Committee the compensation for other executive officers and recommend director compensation.

Executive Committee

Under the current Bylaws, Article III, Section 12, the Chairman of the Board can appoint other committees in addition to the three current standing committees: Audit, Compensation, and Nomination. On April 17, 2007 the Chairman appointed an Executive Committee to be a working committee, assigned with regular tasks outlined by the GeoResources, Inc. Board of Directors. The Chairman of this committee is Frank A. Lodzinski, with members Collis P. Chandler and Michael A. Vlasic.  The Board of Directors has not adopted a charter for the Executive Committee.

CODE OF ETHICS

Our Board of Directors has adopted a Code of Business Conduct and Ethics (“Code”), which is posted on our website located at www.georesourcesinc.com.  You may also obtain a copy of our Code by requesting a copy in writing at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629 or by calling us at (281) 537-9920.

Our Code provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. Among other things, the Code provides that:

-	We will comply with all laws, rules and regulations;

-	Our directors, officers and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities;

-	Our directors, officers and employees are to protect our assets and maintain our confidentiality;

-	We are committed to promoting values of integrity and fair dealing; and

-	We are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports.

Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock.  Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  To our knowledge, based solely on review of the copies of such reports furnished to us during fiscal year 2006, all executive officers, directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements.

COMPENSATION AND OTHER TRANSACTIONS

Executive Compensation

Summary Compensation Table

The following table presents the aggregate compensation earned by the Principal Executive Officer of the Company for the fiscal year ended December 31, 2006.  After our change of control on April 17, 2007, we appointed new executive officers whose compensation will be reported in next year’s proxy material relating to the 2008 Annual Meeting of Shareholders.  The Company does not have an employment contract with any of its executive officers. Jeffrey P. Vickers was the only employee of the Company who earned a total annual salary and bonus in excess of $100,000 in 2006. There has been no compensation awarded to, earned by or paid to any employee required to be reported in any table or column in the fiscal year covered by any table, other than what is set forth in the following table.

				All Other
Name And				Compensation
Principal Position	Year	Salary ($)	Bonus ($)	($)	Total ($)

Jeffrey P. Vickers, Principal Executive	2006	$127,887	$46,478	$16,765	$191,130
Officer

In the preceding table, the column titled “All Other Compensation” is comprised entirely of profit sharing amounts ($10,372) and the 401(k) GeoResources matching funds ($6,393) discussed below.

Mr. Vickers served as the President of the Company for several years on an “at will” basis and was paid primarily pursuant to salary and an occasional cash bonus. From time to time he also received grants of options to purchase common stock pursuant to the Company option plans approved by shareholders. In addition, the Company has a Profit Sharing Plan and Trust described below as well as a non-standardized 401(k) Profit Sharing Plan described below. These components have consisted of Mr. Vickers compensation.

Through December 31, 2007, if the Company achieved net income in a fiscal year, its Board of Directors could determine to contribute an amount based on its profits to the Employees’ Profit Sharing Plan and Trust (the “Profit Sharing Plan”). An eligible employee may be allocated from 0% to 15% of his compensation depending upon the total contribution to the Profit Sharing Plan. A total of 20% of the amount allocated to an individual vests after three years of service, 40% after four years, 60% after five years, 80% after six years and 100% after seven years. On retirement, an employee is eligible to receive the vested amount. On death, 100% of the amount allocated to an individual is payable to the employee’s beneficiary. The Company made total contributions to the Profit Sharing Plan, matching and discretionary, for the years ended December 31, 2006 and 2005 of $73,315 and $71,343, respectively.

Effective July 1, 2004, the Company executed an Adoption Agreement Nonstandardized Code 401(k) Profit Sharing Plan that incorporated a 401(k) Plan into the existing Profit Sharing Plan. This retirement plan was amended and updated to comply with legislative changes effective September 30, 2003. Eligible employees are allowed to defer up to 15% of their compensation and the Company will match up to 5%.

Outstanding Option Awards At Fiscal Year End

		Number of
		Securities
		Underlying	Option Exercise
		Unexercised Options	Price	Option Expiration
Name	Grant Date	(#) Exercisable	($)	Date

Jeffrey P. Vickers,	May 2, 1997	35,000	2.37	May 1, 2007
Principal Executive and	May 2, 1997	26,500	2.37	May 1, 2007
Principal Financial Officer	December 18, 1997	36,000	2.31	December 17, 2007

Option Grants in Last Fiscal Year. The Company did not grant any stock options in 2006. The 1993 Employees’ Incentive Stock Option Plan of the Company expired in 2003. Nonetheless, all options outstanding under that plan remain exercisable until they are cancelled or expired pursuant to their terms. If within the duration of any of the remaining outstanding options, there is a corporate merger consolidation, acquisition of assets or other reorganization and if this transaction affects the optioned stock, the optionee will thereafter be entitled to receive upon exercise of his option those shares or securities that he would have received had the option been exercised prior to the transaction and the optionee had been a shareholder with respect to such shares.

There are no options outstanding under the 1993 Employees’ Incentive Stock Option Plan.

In 2004, the Company adopted the 2004 Employees’ Stock Incentive Plan (“2004 Plan”). The 2004 Plan was amended on April 17, 2007 to allow for a reserve of 2,000,000 shares of the Company’s common stock for either nonstatutory options or incentive stock options that may be granted pursuant to the terms of the 2004 Plan. Under the terms of the 2004 Plan, the option price can not be less than 100% of the fair market value of the common stock of the Company on the date of grant, and if the optionee owned more than 10% of the voting stock, the option price per share can not be less than 110% of the fair market value.

Director Compensation

The following table sets forth all compensation paid by the Company to its directors in 2006.

Name of Director	Fees Earned or Paid in Cash ($)

H. Dennis Hoffelt	$4,000
Jeffrey P. Vickers	-0-
Cathy Kruse	-0-
Paul A. Krile	$3,800
Duane Ashley	$3,000
Nick L. Voller	$4,100

In 2006 we paid each director who is not also an employee $200 per month, plus $100 per meeting and reimbursed the directors for travel expenses.  Each director who was also on the audit committee, compensation committee or the nominating committee received an additional $100 per month for each committee on which the director served.

On April 17, 2007, the board of directors awarded former members H. Dennis Hoffelt, Paul A. Krile and Duane Ashley with a one time cash payment of $5,000 each for their service to the Company as independent directors and awarded Mr. Voller a one-time cash payment of $5,000 for his continued service as a director.

Since April 17, 2007, we have not paid directors for their services and this policy is under review by our Compensation Committee.

Employment Contracts and Termination of Employment Arrangements

We have no employment contracts in place with any of our executive officers.  We also have no compensatory plan or arrangement with respect to any executive officer where such plan or arrangement will result in payments to such officer upon or following his resignation, retirement, or other termination of employment with us and our subsidiaries, or as a result of a change-in-control of the Company or a change in the executive officers’ responsibilities following a change-in-control.

PROPOSAL 2
AMENDMENT TO THE ARTICLES OF INCORPORATION TO
ELIMINATE CUMULATIVE VOTING

Our Articles of Incorporation have provided for cumulative voting in the election of directors since we were formed in 1958.  Thus, Article IX of our Articles of Incorporation, as originally written, has remained in effect, and our shareholders currently have the right to cumulate their votes in the election of our directors.

For the reasons set forth below, we are asking you to consider and approve an amendment to our Articles of Incorporation to eliminate cumulative voting in the election of directors.  With cumulative voting rights a shareholder has a number of votes equal to the number of shares of common stock multiplied by the number of directors to be elected.  These votes can be allocated among the nominees in any manner the shareholder desires, including casting all of the votes for one candidate.

For instance, in an election in which seven members of the Board of Directors are to be elected, a shareholder with 1,000 shares of stock would have 7,000 votes (1,000 shares times seven directors).  The shareholder could then allocate these 7,000 votes among the nominees in any manner, including casting all 7,000 votes for one nominee.  By contrast, without cumulative voting rights, the shareholder would be permitted to cast only up to 1,000 votes for, or abstain from voting, with respect to any particular nominee for director.  In this example, without cumulative voting, and the seven nominees receiving the greatest number of votes – a “plurality” – would then be elected as members of the Board of Directors.

With cumulative voting, by aggregating votes and casting them for a single individual, rather than casting one vote for each share with respect to each nominee, shareholders holding substantially less than a majority of the outstanding voting shares of a company may be able to elect one or more directors.  Thus, a small minority of shareholders may be able to disproportionately influence the composition of the Board of Directors, potentially furthering objectives that may be contrary to those of the majority of shareholders.  Our Board of Directors does not believe that a small minority of shareholders, potentially having special interests, should have this ability to elect one or more directors who may be adverse to the interests of the majority of shareholders.  Cumulative voting in these circumstances would provide increased opportunities for disruptive actions by a minority of shareholders to the detriment of other shareholders.

Our Board of Directors believes that each director should only be elected if such director receives a plurality of the votes cast and that each director should represent the interests of all shareholders, rather than the interest of a minority shareholder or special constituency.

In order to eliminate the cumulative voting rights, it will be necessary to amend our Articles of Incorporation.  Under the Colorado Business Corporation Act, this amendment will require the affirmative vote of shareholders with two-thirds of the shares of our outstanding common stock.

The Board of Directors has determined that elimination of cumulative voting is in the Company’s best interests and that of its shareholders.  Effective September 24, 2007, our Board of Directors adopted a resolution to approve an amendment to our Articles of Incorporation to eliminate cumulative voting, subject to the approval of our shareholders.  The elimination of cumulative voting, if approved by our shareholders, will be effected by amending the language of Article IX to affirmatively state that cumulative voting is not permitted.

The proposed Article IX is as follows:

Article IX.
No Cumulative Voting

Cumulative voting in the election of directors shall not be allowed.

The affirmative vote of two-thirds of the votes cast by the holders of all outstanding shares of our common stock entitled to vote on this proposal is required for adoption of this proposal.

If our shareholders vote to approve the elimination of cumulative voting, we will amend our Articles of Incorporation to reflect this change by filing Articles of Amendment to Articles of Incorporation with the Colorado Secretary of State, and the amendment will become effective upon this filing.  If cumulative voting is eliminated, the change will be in effect with respect to the election of directors in our 2008 annual meeting of shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING FOR DIRECTORS.

PROPOSAL 3

TO AMEND OUR ARTICLES OF INCORPORATION TO REDUCE VOTING REQUIREMENTS OF SHAREHOLDERS IN MATTERS REQUIRED BY THE COLORADO BUSINESS CORPORATION ACT FROM A TWO-THIRDS VOTE OF THE OUTSTANDING VOTING SHARES TO A MAJORITY VOTE OF THE OUTSTANDING SHARES

Because we have been in existence since 1958, the Colorado Business Corporation Act requires that, unless our Articles of Incorporation provide otherwise, significant corporate transactions, such as mergers, sale of all or of substantially all of our assets, dissolutions and amendments to our articles of incorporation require a two-thirds vote of the outstanding shares entitled to vote thereon.

Your Board of Directors proposes to amend the Articles of Incorporation to reduce this required two-thirds vote to a majority vote of the outstanding shares.  A simple majority vote is more in line with most other public companies and your Board believes a majority vote on such matters is in the best interests of our shareholders.  We believe a two-thirds requirement places an undue burden on the Company and results in excessive expenses.  It can be difficult to achieve a two-thirds vote because public company shareholders do not vote as frequently as those in private companies.  We experienced this issue at our last special meeting in which we had to adjourn the meeting for 30 days in order to obtain a two-thirds vote to approve an amendment to our Articles of Incorporation.  The technicality of requiring a two-thirds vote to amend our Articles of Incorporation, resulted in a significant delay and expense in completing the mergers that occurred on April 17, 2007.

We believe a majority vote will reflect the will of our shareholders and yet allow us to solicit shareholder votes without the extraordinary expense and effort that can occur with a two-thirds vote.  Accordingly, we have approved an amendment to our Articles of Incorporation as follows:

ARTICLE XIII
Voting Requirements

When, with respect to any action to be taken by shareholders of the Corporation, the Colorado Business Corporation Act requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action, unless any class of shares is entitled to vote thereon as a class, in which event the proposed action may be taken upon receiving the affirmative vote of the holders of a majority of the shares of each class of shares entitled to vote thereon as a class and of the total shares entitled to vote thereon.

The affirmative vote of two-thirds of the votes cast by the holders of all outstanding shares of our common stock entitled to vote on this proposal is required for adoption of this proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ADOPTION OF THE ABOVE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

INDEPENDENT PUBLIC ACCOUNTANTS

Our independent public accounting firm was Richey, May & Co., P.C., (“Richey”), of Englewood, Colorado.  Richey audited our accounts for the 2005 and 2006 fiscal years.  A representative of Richey is not expected to be present at the meeting but, if present, will respond to appropriate questions.

On July 6, 2007, Richey was dismissed as the Company’s independent registered public accounting firm. The decision to change accountants was made by the Audit Committee of the Board of Directors of the Company and was made to further consolidate the Company’s accounting functions in Houston, Texas.

The audit reports of Richey on the consolidated financial statements of the Company as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the two fiscal years ended December 31, 2006 and 2005, and the subsequent interim period through March 31, 2007, there was not: (1) a “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-B) with Richey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused Richey to make reference in connection with its opinion to the subject matter of the disagreement, or (2) a “reportable event” (included in Item 304(a)(1)(iv) of Regulation S-B and its related instructions).

Effective July 10, 2007 the Company engaged Grant Thornton LLP (“Grant Thornton”) as its independent registered public accounting firm.  The decision to engage Grant Thornton was made by the Audit Committee of the Board of Directors of the Company.

During the two fiscal years ended December 31, 2006, and through the date of the engagement of Grant Thornton as the independent registered public accounting firm of the Company, neither the Company nor anyone on its behalf has consulted with Grant Thornton on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in each case where a written report was provided or oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a “disagreement,” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B), or a “reportable event” (included in Item 304(a)(1)(iv) of Regulation S-B).

PRINCIPAL ACCOUNTANT FEES AND SERVICES

During 2006 and 2005, we paid the following fees to our principal accountants:

	2006	2005
Audit Fees	$31,150	$29,500
Audit Related Fees	1,665	2,339
Tax Fees	6,527	4,235
All Other Fees (1)	5,225	7,335
	$44,567	$43,409

(1)           Services relating to review of our Quarterly Reports on Form 10-QSB and SFAS 143 research.

To help assure independence of the independent auditors, the Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal auditor or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable Securities and Exchange Commission rules.  This policy is set forth in our Amended Audit Committee Charter.  Of the fees shown in the table which were paid to our principal accountants, 100% were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of our financial management, independent auditors and financial reporting procedures.  An amended Audit Committee Charter was adopted in 2004.  Our management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements.  The Audit Committee is responsible for overseeing the conduct of these activities by our management and the independent auditors.  In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including auditor independence.  The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that our auditors are in fact “independent”.

The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the independent auditors provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee and the independent auditors have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures. Additionally, the Audit Committee considered the fees and costs billed and expected to be billed by the independent auditors for our audit services.  The Audit Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent auditors are compatible with maintaining auditor independence.

The Audit Committee has discussed with the independent auditors, with and without management present, their evaluations of our internal accounting controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

The Audit Committee (as of March 31, 2007)

Nick L. Voller
H. Dennis Hoffelt
Paul A. Krile

SHAREHOLDER PROPOSALS

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2008 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629 by January 2, 2008.  The proposal should be sent to the attention of our Secretary.

The SEC also sets forth procedures under which shareholders may make proposals outside of the process described above in order for a shareholder to nominate persons for election as Directors or to introduce an item of business at an Annual Meeting of Shareholders.  These procedures require that shareholders must submit nominations or items of business in writing to the Secretary of the Company at our principal executive offices.  We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2008 Annual Meeting no later than 45 days in advance of the 2008 annual meeting if it is being held within 30 days preceding the anniversary date (November 6, 2007) of this year’s meeting.  However, we intend to return to our normal Annual Meeting date of the first or second Tuesday of June in 2008.  Thus, we need to receive notice of your intention to introduce a nomination or to propose an item of business at our 2008 Annual Meeting no later than 45 days in advance of June 3, 2008, which is a reasonable time before the Company will begin printing and sending its proxy materials.

For any other meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting.  These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in our proxy statements.

Our Annual Meeting of Shareholders is generally held on the first or second Tuesday of June with the exception of this Annual Meeting, which is held in November due to the closing of the mergers described above.  Assuming that our 2008 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by April 7, 2008, which is a reasonable time before the Company will begin printing and sending its proxy materials.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested.  Such proposals must also meet the other requirements established by the Securities and Exchange Commission for shareholder proposals.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Because of our small size, to date we feel it is not necessary to develop formal processes by which shareholders may communicate directly with directors.  Instead, we believe that our informal process by which any communication sent to the Board of Directors either generally or in care of a corporate officer, has served our shareholders’ needs. In view of recently adopted SEC disclosure requirements related to this issue, the Board of Directors expects to review in the coming months whether more specific procedures are required. Until any other procedures are developed and posted on our website at www.georesourcesinc.com, any communication to the Board of Directors may be mailed to the Board, in care of our Secretary, at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629.  Shareholders should clearly note on the mailing envelope that the letter is a “Shareholder-Board Communication.”  All such communications should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board of directors or just certain specified individual directors. Our Secretary will make copies of all such communications and circulate them to the appropriate director or directors.

OTHER BUSINESS

We know of no other matters to be presented at the meeting.  If any other matter properly comes before the meeting, the appointed proxies will vote the proxies in accordance with their best judgment.

ACCOMPANYING DOCUMENTS TO SHAREHOLDERS

A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, along with our Form 10-QSB for the quarter ended June 30, 2007 and our pro forma financial statements filed with our Form 8-K/A Amendment No. 1, dated April 17, 2007, accompany this Notice of Annual Meeting of Shareholders and Proxy Statement.  No part of these documents is incorporated herein and no part thereof is to be considered proxy soliciting material.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

We will provide at no charge a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission, to any beneficial owner of shares entitled to vote at the meeting.  Please address your request to the attention of the Secretary, GeoResources, Inc., 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629.

By Order of The Board of Directors.

GEORESOURCES, INC.

/s/ Cathy Kruse

CATHY KRUSE
Corporate Secretary

Dated:  October 18, 2007

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

GEORESOURCES, INC.

The undersigned shareholder of GeoResources, Inc., acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Shareholders to be held on Tuesday, November 6, 2007, at 1:00 p.m. local time at 1625 Broadway, Suite 1600, Denver, Colorado, and hereby appoints Frank A. Lodzinski and Collis P. Chandler, III, each with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said meeting and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof.  The above-named Attorneys and Proxies are instructed to vote all of the undersigned’s shares as follows:

1.	Election of Directors:

[ ]
FOR all nominees listed below (except as listed to the contrary below), with discretionary authority to cumulate votes unless a different distribution of votes is indicated by marking after the nominee’s name.

Frank A. Lodzinski	Collis P. Chandler, III	Jay F. Joliat	Christopher W. Hunt	Scott R. Stevens	Michael A. Vlasic	Nick L. Voller
INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name in the line spaces provided.

[ ]	WITHHOLD AUTHORITY to vote for all nominees listed above.

2.	To approve an amendment to Article IX of the Articles of Incorporation to eliminate cumulative voting in the election of directors;
[ ]	FOR	[ ] AGAINST	[ ] ABSTAIN

3.
To approve an amendment to our Articles of Incorporation to reduce voting requirements of shareholders in matters required by the Colorado Business Corporation Act, from a two-thirds vote of the outstanding voting shares to a majority vote of the outstanding shares; and

[ ]	FOR	[ ] AGAINST	[ ] ABSTAIN

4.	Transaction of such other matters as may properly come before the meeting and any adjournments thereof.
[ ]	FOR	[ ] AGAINST	[ ] ABSTAIN
YOU MAY VOTE IN FAVOR OF ALL THE ABOVE PROPOSALS WITHOUT CHECKING ANY OF THE ABOVE BOXES BY MERELY SIGNING, DATING AND RETURNING THIS PROXY.  IF THIS PROXY IS PROPERLY EXECUTED AND ANY OF THE ABOVE BOXES ARE CHECKED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER.
PLEASE SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY.
Date:____________________________,______2007 No. of Shares:__________________
Sign Here:________________________________________________________________
_________________________________________________________________________
Signature(s) of Shareholder(s)
Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and fiduciaries should so indicate when signing.